                                                                  Exhibit 10.14

10-27-75

                                    SUBLEASE
                                    --------

                 1.    PARTIES. This Sublease, dated the 16/th/ day of December,
                       -------
1975, is between E.I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, 1007 Market Street, Wilmington, Delaware 19898 (Sublessor),and BAGCRAFT CORPORATION OF AMERICA, an Illinois corporation, of 3900 West 43rd Street, Chicago, Illinois 60632 (Sublessee).

                 2.    PROPERTY LEASED. Sublessor hereby leases to Sublessee and
                       ---------------
Sublessee rents from Sublessor the following described property at Chicago, Illinois, to wit:

                 A rectangular shape parcel of land in the west half of Section 2, Township 38 North, Range 13 East of the Third Principal Meridian, more particularly described as follows: Beginning at the intersection of a line 100 feet East of and parallel to the west line of South Pulaski Road (formerly South Crawford Avenue) (said line being the east line of South Pulaski Road) and the north line of private West 43rd Street (a private street), and said north line of Private West 43rd Street being 33 feet North of and parallel t o the south line of the West half of the North West quarter of said Section 2; thence North along said east line of South Pulaski Road to its intersection with a line 301 feet by rectangular measurement North of and parallel to the south line of the west half of the North West quarter of Section 2; thence East along last described parallel line a distance of 496.87 feet, more or less, to its intersection with a line 784.07 feet (measured parallel to aforesaid south line of the west half of the North West quarter of Section 2) West of and parallel to the east line of said west half of the North West quarter of Section 2; thence South along last described parallel line to its intersection with said north line of private West 43rd Street; thence West along said north line of private West 43rd Street, a distance of 500 feet more or less to the place of beginning, containing 133,581 square feet more or less in Cook County, Illinois.

                 Together with the one (1) story concrete block anal brick building containing approximately seventy-five hundred (7500) square feet of office space and approximately fifty-two thousand five hundred (52,500) square feet of warehouse space, and one (1) garage building erected on said premises and together with all the rights, easements and appurtenances to the same belonging or usually held and enjoyed therewith, including paving and warehouse railroad siding as more particularly described in the lease agreement between CRAND BUILDING CORPORATION, an Illinois corporation ("Lessor") and Sublessor, dated September 21, 1951 as supplemented by a SUPPLEMENT TO LEASE between Lessor and Sublessor dated December 13, 1956 ("MASTER LEASE").

                 3.    TERM AND TERMINATION. The initial term of this Sublease
                       --------------------
shall be for a period of eleven (11) years commencing on October 1, 1975 as to the entire tract hereinabove described with the exception of the following described portion:

                 Commencing at a point at the South East corner of said hereinbefore described property, thence North eighty (80) feet, on the east line of said hereinabove described property; thence West forty-five (45) feet parallel with the south line of said property; thence South eighty (80) feet parallel with said east line of said property; and thence East forty-five (45) feet to the place of beginning.

                 Together with one (1) garage building erected on said premises and together with all the rights, easements and appurtenances to the same belonging or usually held and enjoyed therewith.

                 The initial term of this Sublease with regard to such excepted tract shall be for a term of ten and one-half (10 1/2) years and shall commence on April 1, 1976 and as to both tracts shall continue unless otherwise terminated as hereinafter provided for until midnight September 30, 1986.

                 4.    RENT. Sublessee agrees to pay rental in the amount of
                       ----
Forty-two Thousand Seven Hundred Dollars ($42,700.00) for the period of the first year of the initial term of this Sublease, said rental to be payable in equal monthly installments of Three Thousand Five Hundred Fifty-eight Dollars and Thirty-three Cents ($3,558.33) in advance the first of each month, at E. I. du Pont de Nemours and Company, Real Estate Division, Wilmington, Delaware 19898 or at such place or places as Sublessor shall from time to time in writing designate. Beginning October 1, 1976 and continuing throughout the remainder of the initial term hereunder as well as the entire period of any extension or renewal thereof, Sublessee shall pay to Sublessor annual rental at the rate of Fifty-one Thousand Dollars ($51,000.00), said rental to be payable in equal monthly installments of Four Thousand Two Hundred Fifty Dollars ( $4,250.00) in advance the first day of each month, at the hereinabove mentioned address or at such place as Sublessor shall in writing designate.

                 5.    COVENANTS. Sublessee hereby covenants and agrees as
                       ---------
follows:

                 (a) That it will at its own expense make all repairs necessary to said premises, reasonable wear and tear and damage from fire, the elements or other causes beyond its reasonable control excepted.

                 (b) That it will at its own expense maintain the fences, paving, railroad siding, and grounds and improvements in general including parking and driveway areas in a clean, presentable and save condition. That it will reimburse Sublessor for any and all costs incurred in the maintenance and repair of the private street known as 43rd Street, said costs to be considered as additional rent hereunder and payable with the next monthly rental payment or within fifteen (15) days, whichever shall be longer, after receipt of evidence of prior payment by Sublessor.

                 (c) That at the expiration of the initial term or any extension or renewal thereof, whichever may be applicable, it will quit and surrender the premises hereby demised in as good a state and condition as received, reasonable wear and tear, damage by fire or the elements, or from other causes beyond its reasonable control, excepted.

                 (d) That it will comply with all laws and regulations of the governmental authorities respecting the use and condition of the leased premises.

                 (e) That it will pay for all water, gas, other fuels, electricity and security systems used by it and all fees due or to become due to the city, county or state on account of any inspections made on said leased premises.

                 (f) That it will permit Lessor, Sublessor or whomsoever Sublessor shall designate to enter upon the premises at all reasonable times to examine the condition of said premises.

                 6.    BUILDING ALTERATIONS. Sublessee shall have no right,
                       --------------------
without prior written consent, which consent shall not be unreasonably withheld, to make any changes, alterations and improvements on the premises. All such changes shall be at Sublessee's expense. In the event any zoning changes or variances are required in order to lawfully complete such alterations or for any other reason, the securing of such changes shall be the responsibility of the Sublessee solely. Sublessee shall, upon termination of this Sublease or at any time during the continuation hereof, have the right to remove any alterations, installations, changes or improvements made by it to premises, whether or not the same have become an actual part thereof, as well as all fixtures, equipment, furnishings and property installed in or attached to premises at the expense of Sublessee, provided that such removal will not damage premises or that any damage so caused will be fully repaired by Sublessee prior to surrender of premises. If Sublessee fails to remove any of such alterations, installations, changes, improvements or other property which it has a right to remove prior to the termination of this Sublease, Sublessee shall be deemed to have abandoned said property and it shall thereupon become the property of Sublessor.

                 7.    TAXES. Sublessor shall pay all taxes levied against the
                       -----
property, which shall become due and payable or which are assessed or levied against the real estate, buildings and fixtures, or grow out of the use of said buildings by Sublessee during the period of this lease. Upon thirty (30) days written notice from Sublessor, Sublessee shall reimburse to Sublessor a sum equal to any and all taxes levied against the property, including any sales or use taxes, privilege taxes and licenses which shall become due and payable or which are assessed or levied against the real estate, buildings, and fixtures, or grow out of the use of said building by Sublessee during the period of this Sublease, which have been paid by Sublessor. Any such funds to be reimbursed to Sublessor shall be considered as additional rental due Sublessor payable with the next monthly rental payment or within fifteen (15) days, whichever shall be longer, after receipt of evidence of prior payment by Sublessor.

                 It is mutually agreed that all charges which may be assessed upon Sublessee by reason of this paragraph shall be separately invoiced but shall be considered as additional rental hereunder. Sublessor agrees to provide Sublessee, at no cost to Sublessee, copies of all documents which substantiate any amounts charged to and payable by reason of this paragraph.

                 In the case of nonpayment by Sublessee to Sublessor of any of the above taxes and assessments, Sublessor may, at its option, recover from Sublessee such sums or elect to hold Sublessee in default under the terms of this sublease agreement and exercise any or all of the remedies set forth herein or permitted by law. The fact that Sublessor shall fail to specifically bill Sublessee for such charges under the terms of this agreement shall not constitute a waiver of payment by the Sublessee to the Sublessor for the overlooked charge or any future charge.

                 8.    CONDEMNATION. If the premises or any part thereof are
                       ------------
taken or condemned for public or quasi-public use, this Sublease shall, as to the parts so taken, terminate as of the date title shall vest in the condemning authority, and the rent reserved shall be adjusted so that Sublessee shall be required to pay for the remainder of the term that portion of the rent reserved which the value of the part remaining after condemnation (including in such value the benefits to the premises accruing from condemnation) bears to the value of the entire premises at the date of condemnation or shall cease if the entire premises be so taken. Sublessee shall have no claim against Sublessor or be entitled to any portion of the amount that may be awarded as damages or paid as the result of such condemnation, and therefor assigns, transfers and sets over to Sublessor any award or awards, claim or demand whatsoever, if any, to which Sublessee is or may be entitled by reason of such condemnation.

                 9.    OPTION TO RENEW. Sublessee shall have the right and
                       ---------------
option to extend the within lease for a further period of ten (10) years, to commence at the end of the initial period herein, and if the lease is so renewed, then Sublessee shall have the successive rights and options to extend the within Sublease for three (3) additional terms of ten (10) years each to commence at the end of the previous renewal period respectively, provided that notice in writing of Sublessee's intention to renew said lease shall be given to Sublessor at least one (1) year prior to the end of the initial period, or at least one (1) year prior to the expiration of any extension of said lease as the case may be. Annual rental shall be at the rate of Fifty-one Thousand Dollars ($51,000.00) throughout the period of any such renewal or extension hereof.

                 10.   INDEMNITY. Sublessor does not and will not warrant the
                       ---------
condition of premises and Sublessee hereby accepts premises in their present condition. Sublessee shall indemnify and hold Sublessor safe and harmless from and against any and all loss, costs, damages, claims, actions or liability on account of the death of or injury to any person or persons or the damage to or destruction of any property, (excepting damage to premises caused by fire) or pollution arising from or growing out of its use and occupancy of the herein demised premises.

          11.  INSURANCE. Sublessee agrees to obtain and maintain at its own
               ---------
expense insurance covering the herein demised premises for fire and those casualties insured under a fire and extended coverage policy of insurance in the amount sufficient to replace any and all improvements located on premises but no less than One Million Fifty-eight Thousand Dollars ($1,058,000.00). In addition, Sublessee shall obtain and maintain public liability insurance with limits of at least One Hundred Thousand Dollars ($100,000.00) property damage for each person and Three Hundred Thousand Dollars ($300,000.00) for each occurrence. Sublessee shall also obtain and maintain boiler liability insurance with limits of at least Five Hundred Thousand Dollars ($500,000.00). Sublessee shall provide Sublessor with a certificate of insurance executed by an insurance company approved for the purpose by Sublessor evidencing its compliance with the above provisions. Said policies of insurance shall name the original Lessor and Sublessor hereunder as co-insured as their interests may appear and shall contain a waiver of any right of subrogation against Lessor or Sublessor.

          12.  NONCOMPLIANCE. If Sublessee shall violate any covenant of any
               -------------
condition of this Sublease or of MASTER LEASE, then this Sublease shall absolutely terminate at the option of Sublessor and Sublessor shall have the right to immediately reenter the sublet premises and take possession thereof.

          13.  SUCCESSION, ASSIGNING AND SUBLETTING. This Sublease shall inure
               ------------------------------------
to the benefit of and be binding upon the parties hereto and their respective successors and assigns provided, however, Sublessee shall have no right to assign this Sublease nor to sublet all or any part of the sublet premises without the prior written consent of Sublessor.

          This Sublease is made subject to all of the terms and conditions of MASTER LEASE, a photocopy of which is attached hereto, marked Exhibit "A" and made a part hereof except where the provisions of such MASTER LEASE are inconsistent with the provisions of this Sublease. Where in MASTER LEASE there are duties owed by Lessor to Sublessor which are necessary for the proper enjoyment of this Sublease, Sublessor will make all reasonable efforts to obtain the performance of such duties by Lessor under the terms of MASTER LEASE in favor of Sublessee if Lessor under the terms of MASTER LEASE should fail to perform, but Sublessor shall not be liable for the failure of Lessor under the terms of MASTER LEASE to perform said duties nor for the result of such failure. Except as aforesaid, none of the rights of Sublessor under the terms of

MASTER LEASE shall vest in or be available to Sublessee unless specifically mentioned and granted under the terms of this Sublease. All of the agreements, waivers, indemnities and other provisions of MASTER LEASE running from Sublessor to Lessor under the terms of MASTER LEASE, except as provided to the contrary herein, shall run under the same terms and conditions from Sublessee to Sublessor under this Sublease. Sublessee understands that certain portions of MASTER LEASE are personal between Lessor and Sublessor under the terms of MASTER LEASE and that these portions have been deleted from the attached photocopy. Sublessor represents that the deleted portions in no way apply to this Subleases, nor do they affect the tenancy of Sublessee under this Sublease. Sublessee hereby agrees to faithfully and promptly perform all of the obligations and duties of Sublessor to Lessor under the terms of MASTER LEASE, except the obligation of Sublessor to pay rent to Lessor under the terms of MASTER LEASE, which obligation Sublessor agrees to continue to perform during the term hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed on the day and year first above written.

ATTEST:                                 E. I. DU PONT DE NEMOURS AND COMPANY

__________________________________      By_____________________________________

                                        BAGCRAFT CORPORATION OF AMERICA


__________________________________      By_____________________________________

                                   EXHIBIT "A"
                                   ----------

          THIS LEASE, made this 21st day of September A.D. 1951, by and between CRAND BUILDING CORPORATION, an Illinois corporation, hereinafter called "LESSOR", and E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, qualified to do business in the State of Illinois, and having its principal office in Wilmington, Delaware, hereinafter called "LESSEE".

                              W I T N E S S E T H:
                              -------------------

          THAT LESSOR has leased and by these presents does grant, demise and lease unto LESSEE the following described premises:

                  A rectangular shaped parcel of land in the West half of
                  Section 2, Township 38 North, Range 13, East of the Third Principal Meridian more particularly described as follows:
                  Beginning at the intersection of a line 100 feet East of and parallel to the West line of South Pulaski Road (formerly South Crawford Avenue) (said line being the East line of South Pulaski Road) and the North line of private West 43rd Street (a private street), and said North line of private West 43rd Street being 33 feet North of and parallel to the South line of the West half of the North West quarter of said Section 2; thence North along said East line of South Pulaski Road to its intersection with a line 301 feet by rectangular measurement North of and parallel to said South line of the West half of the North West quarter of Section 2; thence East along last described parallel line a distance of 496.87 feet more or less to its intersection with a line 784.07 feet (measured parallel to aforesaid South line of the West half of the North West quarter of Section 2) West of and parallel to the East line of said West half of the North West quarter of Section 2; thence South along last described parallel line to its intersection with said North line of private West 43rd Street; thence West along said North line of private West 43rd Street, a distance of 500 feet more or less to the place of beginning containing 133, 581 square feet more or less in Cook County, Illinois.

          Together with the one (1) story concrete block and brick building containing approximately seventy-five hundred square feet (7500 sq. ft.) of office space and approximately fifty-two thousand five hundred square feet (52,500 sq. ft.) of warehouse space, to be erected on said premises and together with all the rights, easements and appurtenances to the same belonging or usually held and enjoyed therewith, including paving and warehouse siding as provided in the specifications covering said construction.

          LESSOR covenants and agrees to erect and to complete on or before October lst, 1951, at LESSOR'S own expense said building and said appurtenances in strict accordance with the plans and specifications therefor approved by the parties hereto, said plans and specifications being incorporated herein by reference thereto. In the event the construction of said building is interrupted by act of God, strike, war, accident, fire or other cause beyond the control of LESSOR, the date of completion shall be extended by the period of interruption. Said near building shall conform to the building laws of the State, County or other authority having jurisdiction thereof and to all laws, rules and regulations of the Board of Fire Underwriters. LESSEE'S representatives and engineers shall at all times have access to said work and LESSOR shall provide and arrange for proper facilities for such access and inspection.

          TO HAVE AND TO HOLD the same for the term of twenty-five (25) years to begin on the date LESSEE takes possession of said premises but in any event seven (7) days after the time LESSEE is notified in writing that the building is completed in accordance with the plans and is ready for occupancy and is actually completed in accordance with plans and actually ready for occupancy, and LESSOR agrees that it will notify LESSEE immediately that said building has been so completed and is ready for occupancy.

          YIELDING AND PAYING THEREFOR during the term aforesaid an annual rental at the rate of fractions of a year in proportion; said rental to be pay-able in monthly installments at the rate of in advance the first
of each month, at such place as LESSOR shall in writing designate.

          LESSEE hereby covenants and agrees with LESSOR as follows:

          1. That it will pay in lawful money of the United States without deduction the rent as herein specified, said annual rent to be net to LESSOR.

     2. That it will make all repairs necessary to said premises during the term hereof, reasonable wear and tear and damage from fire, the elements or from other causes beyond its reasonable control excepted.

     3. That it will maintain the fences, paving, railroad siding and grounds and improvements in general, including the parking and driveway areas and will keep them in a clean, presentable and safe condition.

     4. That at the expiration of said term, it will quit and surrender the premises hereby demised in as good state and condition as received, reasonable wear and tear, damage by fire or the elements, or from other causes beyond its reasonable control excepted.

     5. That it will comply with all laws and regulations of governmental authorities respecting the use and condition of the leased premises.

     6. That it will pay for water, gas and electricity used by it and all fees due or to become due the City, County or State on account of any inspections made on said leased premises.

     7. That it will permit LESSOR to enter upon said premises at all reasonable times to examine the condition of the same.

     8. That, except as to general taxes for the year 1951, which LESSOR shall pay in apt time to prevent delinquency, LESSEE shall pay in addition to the fixed rent reserved and as further and additional rental for said premises, all real estate taxes levied or assessed against said premises in any year thereafter during the term of this lease or any renewal or extension thereof or that may accrue to said premises during such period and all special assessments or installments thereof against said premises which become due and payable during the term of this lease and all renewals and extensions thereof; provided, however, that benefit shall be taken by LESSEE or LESSOR of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and that LESSEE shall be obligated to pay only the installments of such assessments as shall become due and payable during the term hereof and any renewal or extension hereof. LESSEE, however, shall pay only its pro rata share of said taxes and special assessments or installments thereof which may become due and payable during the years in which the obligation to pay rental hereunder commences and ceases, such pro rata share to be determined on the basis which the number of months of the then current calendar year during which LESSEE shall be obligated to pay rental hereunder shall bear to the whole number of months of said calendar year. It is understood, however, that except for taxes levied or assessed against realty nothing herein shall be deemed to require payment by LESSEE of any tax which may be charged or assessed against LESSOR or any tax upon the sale, transfer or assignment of the title or estate of LESSOR which at any time may be assessed against or become a lien upon the demised premises, this leasehold or the rent accruing therefrom.

         If, however, LESSEE in good faith shall desire to contest the validity or amount of any tax, imposition, charge or assessment herein agreed to be paid by it, LESSEE shall notify LESSOR, in writing of its intention to so do at least ten (10) days before delinquency date and may thereupon defer the payment of any such tax, imposition, charge or assessment so long as the validity or amount of any such tax, imposition charge or assessment shall be contested by LESSEE in good faith and by appropriate proceedings.

         That in the event the laws of the State of Illinois shall be altered so as to reduce the amount of the real estate taxes on the premises herein leased and in place thereof impose any tax, charge or assessment against the holder of any mortgage on the premises herein leased, which may be recorded in the Recorder's Office of Cook County, Illinois, or any note, bond or other indebtedness secured thereby, or any tax on the within lease or leasehold estate, then the LESSEE shall as additional rental pay said tax, charge or assessment, reserving, however, the right to contest the validity of said tax, charge or assessment.

         LESSEE shall have the right at its own cost and expense to contest or review by legal proceedings in its own name or in the name of LESSOR or in both names as may be necessary, the validity of any such tax, imposition, charge or assessment and LESSOR agrees to render to LESSEE all assistance reasonably possible without expense to LESSOR in contesting the validity or amount of any such tax, imposition, charge or assessment.

         It is agreed that, should any rebate be made on account of any tax, imposition, charge or assessment paid by LESSEE, then the amount of such rebate shall belong to and be paid to LESSEE.

         Each tax, assessment, installment of assessment, imposition and charge to be paid by LESSEE, shall be paid by it and notice of payment furnished LESSOR not less than five (5) days prior to delinquency date.

         In the event the said premises shall be sold for taxes, LESSOR shall have the right to redeem the same and charge LESSEE the cost of such redemption the said amount to be paid by LESSEE with the next succeeding monthly rental payment.

         AND LESSOR HEREBY COVENANTS AND AGREES WITH LESSEE AS FOLLOWS:

         9. That, if LESSEE performs the requirements hereof on its part to be performed, it shall have quiet and peaceable possession and enjoyment of said premises during the term aforesaid. LESSEE agrees to subordinate this lease to any mortgage made between LESSOR and a bank, insurance company or similar institution provided such mortgagee will agree not to disturb LESSEE'S rights and possession while not in default hereunder and provided further that in the event of the institution of a foreclosure or other suit or proceeding under or pursuant to any such mortgage LESSEE will not be made a party to any such suit or proceeding and the same shall not affect the rights of LESSEE under this lease but any purchaser of said property under foreclosure or other suitor proceeding shall take said property subject to the within lease and shall be bound by all its covenants as though such purchaser were the original landlord and any such mortgage shall contain a clause to the foregoing effect.

         10. That LESSEE shall have the right after the commencement of the term hereof at its own expense to make such alterations, additions, installations, changes, and improvements to the interior or exterior of said premises as may be necessary for LESSEE'S purposes, provided such alterations, additions, installations, changes and improvements shall not injure the building or adversely affect the value.

         11. In the event LESSEE shall make any alterations, additions, changes or improvements to said premises, which become a part of the demised premises, LESSEE may remove the said alterations, additions, changes and improvements and all other equipment and property placed by LESSEE in the leased premises which do not actually become a part of the leased premises, provided that any resulting injury or damage to the premises is fully repaired by LESSEE prior to the surrender of the leased premises to LESSOR.

         12. That LESSEE shall have the right to use the exterior of the building occupied by it for the purpose of painting thereon or attaching thereto a sign or signs advertising its business, provided such sign or signs shall not injure the building and provided further that any sign attached to the building shall be in conformity with the city or other municipal ordinance covering the same. Upon the termination of this lease or upon the removal of such sign or signs, any defacement or damage to the exterior of the building shall be promptly repaired by LESSEE.

         13. That LESSEE may assign or sublet this lease or any part of the said premises without written consent of LESSOR but shall remain liable for the performance of its covenants hereunder.

                                GENERAL COVENANTS
                                -----------------

         14. In addition to the rentals herein provided LESSEE shall provide fire and extended coverage, steam boiler, vandalism and malicious mischief insurance on the premises in companies acceptable to LESSOR and deliver the original policies of insurance to LESSOR, the policy or policies in case of loss to be payable to LESSOR and LESSEE and any mortgagee as their respective interests may appear. The fire and extended coverage insurance required hereunder shall cover one hundred per cent (100%) of the replacement value of the premises. If during the term of this lease the said premises shall be destroyed, injured or damaged by fire, the elements, acts of God, structural defects or unavoidable casualty, or from any other cause LESSOR shall at LESSOR'S expense, proceeding with all reasonable dispatch, repair or rebuild said premises so as to restore the demised premises to the condition they were in immediately prior to such damage or destruction and in such case shall notify LESSEE of its intention to rebuild within thirty (30) days after the occurrence of such damage or destruction, LESSOR shall not be responsible for any delay in rebuilding which may result from governmental regulation, inability to obtain labor or materials or any other cause beyond LESSOR'S control. If LESSOR shall not elect within thirty (30) days after such damage to rebuild, or shall not complete rebuilding or restoration within twelve (12) months after the occurrence of such damage or destruction and LESSEE, itself, shall not elect as hereinafter provided to rebuild or restore said premises, then this lease at the option of LESSEE shall forthwith terminate. In the event LESSOR fails to notify LESSEE as aforesaid of its election to rebuild, then LESSEE at its option may elect to rebuild or restore and in such event LESSOR shall pay to LESSEE the amount of any insurance received by it. In the event LESSEE shall not have the use of any portion of the premises after damage or destruction, the rental shall abate for that portion during the time necessary for said repairs or rebuilding of the premises.

         15. LESSEE shall provide LESSOR with public liability insurance with limits of $100, 000 for injury to one person and $300,000 for injury to more than one person, and property damage in an amount of not less than $50,000 to protect both LESSEE and LESSOR. Included therein shall be the necessary coverage for damages which may arise from the use of the spur tracks. In lieu of said policies, LESSEE may provide at its option a satisfactory indemnity agreement, indemnifying LESSOR from any liability hereunder.

         16. In the event LESSEE shall at any time be in default in the payment of rent herein reserved, or in the performance of any of the covenants, terms, conditions or provisions of this lease, or if LESSEE shall be adjudged a bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of LESSEE in or upon said premises be appointed in any action, suit or proceeding by or against LESSEE or if the interest of LESSEE in said premises shall be sold under execution or other legal process, and LESSEE shall fail to remedy such default within ten (10) days after written notice thereof from LESSOR, it shall be lawful for LESSOR to enter upon said premises, and again have, repossess and enjoy the same as if this lease had not been made, and thereupon this lease and everything herein contained on the part of LESSOR to be done and performed shall cease and determine, without prejudice, however, to the right of LESSOR to recover from LESSEE all rent due up to the time of such entry. In case of any such default and entry by LESSOR, said LESSOR, may relet said premises for the remainder of said term for the highest rent obtainable, and may recover from LESSEE any deficiency between the amount so obtained and the rent herein reserved.

         17. LESSEE shall have the right and option to extend the within lease for a further period of ten (10) years, to commence at the end of the period herein leased, upon the same terms and conditions but at a rental of per year, payable monthly, and if said lease
is so renewed, then a further option to renew this lease for an additional ten
(10) year period to commence at the end of the first ten (10) year renewal period, upon the same terms and conditions but at a rental of per year, payable monthly, and if said lease is so renewed, then LESSEE shall have the successive rights and options to extend the within lease for three (3) additional terms of ten (10) years each to commence at the end of the second, third and fourth renewal periods respectively, upon the same terms and conditions but at a rental at the rate of per year for each of said third, fourth and fifth renewal periods, payable monthly, provided that notice in writing of LESSEE'S intention to renew said lease shall be given to LESSOR at least six (6) months prior to the end of the initial period herein leased or at least six (6) months prior to the expiration of any extension of said lease as herein provided.

     18. Whenever under this lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to LESSEE is in writing, sent by registered mail, return receipt requested, to LESSEE at its office in Wilmington, Delaware, or at any address which LESSEE may designate for such purpose, and if such notice to LESSOR is in writing sent by registered mail, return receipt requested, to LESSOR at the last address where rent was paid, or in the event of assignment, to the assignee as well as the LESSOR.

     19. The provisions of this lease shall be binding upon and inure to the benefit of the successors in interest and the assigns of the parties hereto.

     20. Save as otherwise hereinbefore provided, when LESSEE has taken possession of the premises herein leased, it shall be deemed to have accepted same and to be bound by all the terms of said lease.

     21. LESSEE will keep said premises free and clear of any and all mechanics' liens on account of any repairs, alterations or improvements which it may be obligated to make under this lease.

      IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed in their respective corporate names by their respective officers, thereunto duly authorized, and their respective corporate seals to be hereunto affixed and duly attested as of the day and year first above written.

                                            CRAND BUILDING CORPORATION


                                            BY: /s/ A. Harold Anderson
                                               ---------------------------------
                                                           President

ATTEST:

       /s/ Paul W. Brandel
      ----------------------------
           Secretary

                                            E. I. DU PONT DE NEMOURS AND
                                            COMPANY

                                            BY: /s/ John P. Copeland
                                               ---------------------------------


ATTEST:

                                            BY: /s/ W.J. Beadle
                                               ---------------------------------
       /s/ S. A. Millner, Jr.                              Vice President
      -----------------------------
       Assistant Secretary

                               SUPPLEMENT TO LEASE
                               -------------------

          CRAND BUILDING CORPORATION, an Illinois corporation, hereinafter called "LESSOR", for itself, its successors and assigns, hereby covenants and agrees to construct and install in the warehouse area only of that certain one-story concrete and block building (containing approximately 7500 square feet of office space and approximately 52,500 square feet of warehouse space), located at the corner of 43rd Street and Pulaski Road, Chicago, Illinois, more particularly described in that certain lease by and between LESSOR and E. I. du PONT de NEMOURS and COMPANY, a Delaware corporation, hereinafter called "LESSEE", dated September 21, 1951, recorded in the office of the Recorder of Cook County, October 8, 1951, as Document No. 15187987, a Grinnell sprinkler system or one equivalent thereto, said system to be complete with all wiring, meter pits, water connections, and other necessary appurtenances, and to be constructed in strict accordance with plans and specifications first submitted to and approved by LESSEE and so that the same shall in all respects meet the Chicago City and Board of Fire Underwriters Codes.

          LESSOR shall commence the installation of said system immediately upon execution hereof and shall complete the same as soon as practicable and with all due care and diligence.

          LESSOR shall and does hereby lease, and LESSEE does hereby hire and take from LESSOR, said sprinkler system for a term of twenty (20) years from and after the date of the completion of said system in accordance with said plans and specifications and the acceptance thereof by LESSEE.

          LESSEE shall pay a rental for said sprinkler system during said term
at the rate of     per month, payable with and in the same manner as the rental reserved in said lease dated September 21, 1951.

          LESSEE shall and hereby agrees to maintain said sprinkler system, at its own expense, in good condition and repair during the term hereof, damage from fire, the elements or from any cause beyond LESSEE's control excepted; and LESSEE agrees to surrender said system in good condition and repair at the end of said term, or any extension thereof, damage from ordinary wear and tear, fire, the elements or from any cause beyond its reasonable control excepted.

          Provided LESSEE exercises the options contained in said lease dated September 21, 1951, to extend the term of said lease as provided therein, LESSEE shall have the same rights and options to extend the term of the within lease, the extensions of the within lease to run concurrently with the extensions of said lease dated September 21, 1951, said rights to extend the term of the within lease to be exercised at the same times and in the same manner LESSEE exercises its rights to extend the term of said lease dated September 21, 1951. In the event LESSEE exercises its rights so to extend the term of the within lease, LESSEE shall pay a rental for said sprinkler system during each of said
renewal periods at the rate of                        per year, payable in
approximately equal monthly installments as hereinbefore provided.

          Anything hereinbefore to the contrary, LESSEE shall have the right and option of cancelling the within lease effective midnight, September 30, 1976 (the termination date of said lease dated September 21, 1951), provided that LESSEE shall give LESSOR written notice of such termination at least ninety (90) days prior to the effective date thereof and shall pay to LESSOR any unamortized balance of the cost of said sprinkler system, not to exceed, however, the rent due for the unexpired term hereof.

          Except as herein otherwise provided and so far as applicable hereto, the within lease shall be subject to all the terms and conditions of said lease dated September 21, 1951.

          The provisions of this lease shall inure to and be binding upon the respective successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed in their respective corporate names by their respective officers, thereunto duly authorized, and their respective corporate seals to be hereunto affixed and duly attested, this 13th day of December, 1956.

                                            CRAND BUILDING CORPORATION

                                            By:     /s/ A. Harold Anderson
                                               ---------------------------------
Attest:                                                    President

          /s/ Paul W. Brandel
          ---------------------------
               Secretary

                                            E. I. du PONT de NEMOURS and COMPANY

                                            By:     /s/ H. T. Bush, Jr.
                                               ---------------------------------
Attest:                                           ASST. DIRECTOR SECRETARY'S
                                                  DEPARTMENT

          /s/ F.G. Hess
          ---------------------------
          Assistant Secretary

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

          I, Robert A. Williamson, a Notary Public, do hereby certify that A. Harold Anderson and Paul W. Brandel, personally known to me to be the same persons whose names are respectively as ___________ President and ____________ Secretary of CRAND BUILDING CORPORATION, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal, and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal, this 17th day of December, 1956.

                                           /s/ Robert A. Williamson
                                        -------------------------------
                                                 Notary Public

STATE OF DELAWARE    )
                     ) SS.
COUNTY OF NEW CASTLE )

          I, Henry W. Bryan, a Notary Public, do hereby certify that H.T. Bush, Jr. and F. G. Hess, personally known to me to be the same persons whose names are respectively as Asst. Director Secretary's Department and an Assistant Secretary of E.I. du Pont de NEMOURS and COMPANY, a corporation of the State of Delaware, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal, and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal, this 13th day of December, 1956.

                                                 /s/ Henry W. Bryan
                                            -----------------------
                                                    Notary Public
                                             My commission expires Oct. 5, 1957.

STATE OF ILLINOIS       )
COUNTY OF COOK          )  SS.

          I, Mary A. Purtell, a Notary Public do hereby certify that A. Harold Anderson and Paul W. Brandel, personally known to me to be the same persons whose names are respectively as President and Secretary of CRAND BUILDING CORPORATION, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal, and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal, this 21st day of September, 1951.

                                              /s/ Mary A. Purtell
                                         -------------------------
                                                  Notary Public

STATE OF DELAWARE       )
COUNTY OF NEW CASTLE    )  SS.

          I, R.R. Griffith, a Notary Public, do hereby certify that John P. Copeland and S.A. Millner, Jr., personally known to me to be the same persons whose names are respectively as Secretary and Assistant Secretary of E. I. du PONT de NEMOURS and COMPANY, a corporation of the State of Delaware, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal, and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal, this 21st day of September, 1951.

                                              /s/ R.R. Griffith
                                         -----------------------
                                                 Notary Public

My commission expires May 1, 1955.

STATE OF DELAWARE       )
COUNTY OF NEW CASTLE    )  SS.

          I, R.R. Griffith, a Notary Public, do hereby certify that W. J. Beadle, personally known to me to be the same person who is Vice President of E.
I. du PONT de NEMOURS and Company, a corporation of the State of Delaware, subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he being thereunto duly authorized, signed, sealed and delivered the said instrument as the free and voluntary act of said corporation for the uses and purposes therein set forth. Given under my hand and official seal, this 21st day of September, 1951.

                                              /s/ R.R. Griffith
                                         ----------------------
                                                Notary Public

                                              My commission expires May 1, 1955.

                              AMENDMENT OF SUBLEASE
                              ---------------------

          THIS AGREEMENT made this 30th day of April, 1996, by and between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, of 1007 Market Street, Wilmington, Delaware ("SUBLESSOR") and BAGCRAFT CORPORATION OF AMERICA, an Illinois corporation ("SUBLESSEE").

                              W I T N E S S E T H :

          WHEREAS, by sublease dated December 16, 1975, SUBLESSOR subleases to SUBLESSEE certain land together with sixty thousand (60,000) square feet of space located in Cook County, Illinois and as such land and space is more particularly described in said sublease ("Sublease"); and

          WHEREAS, it is the desire of the parties hereto to amend the Sublease to acknowledge its renewal and to increase the rental thereof;

          NOW, THEREFORE, it is hereby agreed by and between the parties hereto that effective October 1, 1996, the Sublease is hereby amended as follows:

          1. The Sublease is hereby renewed for a period of ten (10) years commencing October 1, 1996 and terminating September 30, 2006, unless renewed as provided in paragraph 9 "OPTION TO RENEW" of the Sublease.

          2. Annual Rental for the renewal term exercised hereof and for any further renewals that Sublessee may exercise shall be as follows:

              (a) For the renewal term 10/1/96 through 9/30/06 the annual sum as follows:

              Year 1. The sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) per year;

              Year 2. The sum of Ninety Thousand and 00/100 Dollars
          ($90,000.00).

              Year 3. The sum of One Hundred Eight Thousand and 00/100 Dollars ($108,000.00).

              Year 4. The sum of One Hundred Twenty-Nine Thousand and 00/100 ($129,000.00).

              Year 5. The sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

              Year 6. The sum of One Hundred Sixty Five Thousand and 00/100 Dollars ($165,000.00).

              Year 7. The sum of One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000.00).

              Year 8. The sum of One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000.00).

              Year 9. The sum of One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000.00).

              Year 10. The sum of One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000.00).

              (b)   For the renewal term 10/1/06 through 9/30/16 the following:

              Year 1 through and including Year 5 the annual sum of One Hundred Eighty-Three Thousand and 00/100 Dollars ($183,000.00).

              Year 6 through and including Year 10 the annual sum of Two Hundred One Thousand and 00/100 Dollars ($201,000.00).

              (c)   For the renewal term 10/1/16 through 9/30/26 the following:

              Year 1 through and including Year 5 the annual sum of Two Hundred Nineteen Thousand and 00/100 Dollars ($219,000.00).

              Year 6 through and including Year 10 the annual sum of Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00).

          In all other respects, the Sublease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Sublease the day and year first above written.

WITNESS:                   E. I. DU PONT DE NEMOURS AND COMPANY

/s/ Ferdinand R. Ayers     By:      [signature illegible]
----------------------        ---------------------------

                           Title:    MCR     CRV
                                 ---------------


WITNESS:                   BAGCRAFT CORPORATION OF AMERICA

/s/ Pat Malinowski         By:    /s/ Michael F. Arduino
-----------------------       --------------------------

                              Title: Vice President and Chief Financial Officer
                                    -------------------------------------------